Exhibit 10.4
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED
BRICKELL-KAKEN
AMENDMENT TO CLINICAL SUPPLY AGREEMENT AND LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

This Amendment to the Clinical Supply Agreement and License, Development, and Commercialization Agreement (“Amendment”) is entered into between Brickell Biotech, Inc. (“Brickell”) and Kaken Pharmaceutical Co., Ltd (“Kaken”) as of this 14th day of May, 2021 (“Effective Date”) and amends both (i) the Clinical Supply Agreement entered into between Brickell and Kaken dated July 30, 2019, as amended by the Letter Agreement for Supply of [***] of API dated June 8, 2020 (“First API Payment Letter Agreement”) and the Letter Agreement – Payment for [***] of API dated December 8, 2020 (“Second API Payment Letter Agreement”) (collectively, “Clinical SA”) and (ii) the License, Development and Commercialization Agreement entered into between Brickell and Kaken as of March 31, 2015, as amended (“LDCA”). For purposes of this Amendment, Kaken and Brickell shall collectively be referred to as the “Parties”.

Section 1.     Amendment to Clinical SA

The Clinical SA shall be amended as set forth in Section 1 of this Amendment:

A.    [***] Quantity of API

(1)Kaken will make available to Brickell [***] (Lot #[***]) of the remaining [***] of Drug Substance (as such term is defined in the Clinical SA) that Kaken previously manufactured for Brickell pursuant to the Clinical SA and for which Brickell has not yet paid for (“[***] Quantity”), and do so [***] Kaken’s [***] facility (Incoterms® 2020) on or before [***] according to the additional terms described in Section 1 of this Amendment.

(2)On or before [***] Business Days (as the term “Business Day” is defined in the Clinical SA) after the date Brickell notifies Kaken in writing to prepare the [***] Quantity for pick-up by Brickell’s designated carrier at Kaken’s [***] facility (“Brickell’s Pick-up Notice”), Brickell shall pay Kaken [***] (“[***] Price”) by wire transfer to such bank account in Japan as specified by Kaken and without set-off, deduction or withholding for any purpose whatsoever unless required by applicable law.

(3)After Kaken confirms its receipt of the [***] Price in full, Kaken shall notify Brickell in writing and promptly make available the [***] Quantity to such carrier as set forth in Brickell’s Pick-up Notice.

(4)Additionally, Brickell will pay Kaken via wire transfer to the same bank account as specified above by Kaken, and without set-off, deduction or withholding for any purpose whatsoever unless required by applicable law, the accrued interest expense with respect to the unpaid Price (as such term is defined in the Clinical SA) for the [***] Quantity through the date that Kaken confirms receipt in full of the [***] Price. Brickell shall remit payment for such accrued interest expense within [***] Business Days of receiving an invoice from Kaken for that interest amount. Storage charges for the remaining Drug Substance from the [***] of Drug Substance shall continue to accrue at the rate set forth in the First API Payment Letter Agreement through [***] after Brickell’s carrier takes delivery of [***] of Drug Substance manufactured by Kaken for Brickell pursuant to the Clinical SA.

B.    Drug Substance Quantity Required for Process Validation

(1)Brickell shall purchase from Kaken [***] of Drug Substance (consisting of [***] of Drug Substance each from Lot #s [***]) that Brickell will use to manufacture Product for process validation (“PV Quantity”) and for which Brickell shall pay Kaken [***] (“PV Price”) no later than [***] by means of wire transfer to such bank account as specified by Kaken per above and without set-off, deduction or withholding for any purpose whatsoever. Kaken shall issue an invoice to Brickell for the PV Price by [***] for this purpose.

(2)After Kaken confirms its receipt of the PV Price in full, Kaken shall notify Brickell in writing and deliver the PV Quantity per [***] Kaken’s [***] facility (Incoterms® 2020) between [***] by making the PV Quantity available to Brickell’s designated carrier within [***] Business Days after receiving notice from Brickell that its carrier is ready and able to receive the PV Quantity in this time period.

(3)Kaken shall make available the PV Quantity to Brickell as set forth in Section 1(B)(1) of this Amendment; provided, however, that Kaken shall have no obligation to deliver the PV Quantity to Brickell if Brickell does not pay Kaken in full all amounts that Brickell owes Kaken pursuant to the Clinical SA, including the [***] Price and the PV Price (“Clinical SA Balance”) by [***].

C.    Additional Kaken Rights

(1)In addition to Kaken’s other rights and remedies set forth in the Clinical SA (which for the avoidance of doubt apply with respect to the [***] Quantity and the PV Quantity) if: (a) Brickell fails to pay Kaken in full for the Clinical SA Balance by [***] then Kaken shall have the right commencing at midnight on [***] JST to take sole title to, interest in and possession of the PV Quantity and use the PV Quantity for its own purposes or (b) Brickell’s carrier fails to pick up the PV Quantity and the remaining Drug Substance from the [***] of Drug Substance by [***], then Kaken shall have the right commencing at midnight on [***] JST to take sole title to, interest in and possession of the PV Quantity and use the PV Quantity for its own purposes, and in the case of both (a) and (b) above, without changing Brickell’s obligation to pay Kaken for the full Clinical SA Balance, including the PV Price.

(2)Without limiting its rights set forth in the Clinical SA as further amended by this Amendment, Kaken shall continue to have the right to offset all amounts that Kaken owes Brickell pursuant to the LDCA against the Clinical SA Balance, including the PV Price, until all amounts that Brickell owes Kaken under the Clinical SA are fully paid, provided that Kaken will not reduce the amount of any royalty payment that would otherwise be due to Brickell under the LDCA by more than [***] so that Brickell would be able to pay Bodor Laboratories, Inc. (“Bodor”) sublicense royalties that Brickell will owe to Bodor pursuant to the Amended and Restated License Agreement entered into between Brickell and Bodor dated February 17, 2020.

(3)Except as set forth in Section 1 of this Amendment, the terms of the Clinical SA shall remain in full force and effect.

Section 2.    Amendment to LDCA – The LDCA shall be amended as follows:

The language in Section 7.2 of the LDCA that reads:

“As soon as practicable, but, in any event, promptly after execution of the Phase III Clinical Supply Agreement, the Parties shall enter into good faith negotiations regarding [***]. If, despite [***], the Parties are unable to execute [***] within [***] of the Effective Date…”

shall be revised to read:

“As soon as practicable, but, in any event, no later than [***] after [***], the Parties shall enter into good faith negotiations regarding [***]. If, despite [***], the Parties are unable to execute [***] within such [***] period….”

Except as set forth in Section 2 of this Amendment the terms of the LDCA shall remain in full force and effect.

This Amendment shall be effective and legally binding on the Parties as of the Effective Date.

Kaken Pharmaceutical Co., Ltd.

/s/ [***]
Name: [***]
Title: [***]
Date: 5/24/2021

Brickell Biotech, Inc.

/s/ Andrew Sklawer
Name: Andrew Sklawer
Title: COO
Date: 5/14/2021